As filed with the Securities and Exchange Commission on September 16, 2016

Registration No. ________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIVEVE MEDICAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3841	04-3153858
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

150 Commercial Street

Sunnyvale, California 94086

Telephone: (408) 530-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Durbin

150 Commercial Street

Sunnyvale, California 94086

Telephone: (408) 530-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Melanie Figueroa, Esq.

Mitchell Silberberg & Knupp LLP

12 East 49th Street, 30th Floor

New York, New York 10017

Telephone: (917) 546-7707

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock
Preferred Stock
Warrants to Purchase Common Stock or Preferred Stock
Units
Subscription Rights
Total	$50,000,000	$5,035.00

(1) This registration statement covers an indeterminate number of shares of common stock, shares of preferred stock, warrants, units and subscription rights that may be sold by the registrant from time to time, for a maximum aggregate offering price of all securities not to exceed $50,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered include an indeterminate amount and number of shares of common stock that may be issued upon exercise of warrants, conversion of preferred stock, or pursuant to the anti-dilution provisions of any such securities. The securities registered also include an indeterminate amount and number of shares of preferred stock that may be issued upon the exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder includes an indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2) The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(3) The registration fee is calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 16, 2016

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Warrants to Purchase Common Stock or Preferred Stock

Units

Subscription Rights

__________________________________

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $50,000,000 in any combination of common stock, preferred stock, warrants, units or subscription rights to purchase our securities.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VIVE.” On September 15, 2016, the closing price of our common stock as reported by The Nasdaq Capital Market was $7.01 per share. On September 15, 2016, the aggregate market value of our voting common equity securities held by non-affiliates totaled $42,647,438. During the 12 month period prior to and including the date of this prospectus, we did not offer any securities pursuant to General Instruction I.B.6 of Form S-3.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                               , 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference”.

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to “Viveve”, “the Company,” “we,” “us,” and “our” refer to Viveve Medical, Inc. and its wholly-owned subsidiary, Viveve, Inc.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus and any prospectus supplement. In particular, forward-looking statements include statements relating to future actions, prospective products and applications, customers, technologies, future performance or future financial results. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our limited cash and our history of losses;

●	our ability to achieve profitability;

●	our limited operating history;

●	emerging competition and rapidly advancing technology;

●	whether we are successful in having our medical device approved for sale by the FDA;

●	whether demand develops for our medical device;

●	the impact of competitive or alternative products, technologies and pricing;

●	the adequacy of protections afforded to us by the patents that we own and the cost to us of maintaining, enforcing and defending those patents;

●	our ability to obtain, expand and maintain patent protection in the future, and to protect our non-patented intellectual property;

●	our exposure to and ability to defend third-party claims and challenges to our patents and other intellectual property rights;

●	our ability to obtain adequate financing in the future, as and when we need it;

●	our ability to continue as a going concern;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements included in this prospectus to conform such statements to actual results or changes in our expectations. You should not place undue reliance on these forward-looking statements.

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information”. Unless otherwise noted, the terms “Viveve”, “the Company,” “we,” “us,” and “our” refer to Viveve Medical, Inc. and its wholly-owned subsidiary, Viveve, Inc.

The Company

Viveve® designs, develops, manufactures and markets the Viveve System, a medical device for the non-invasive treatment of vaginal introital laxity. Women can develop vaginal laxity for a number of reasons, including aging, genetic predisposition, lifestyle, and/or the trauma of natural childbirth. Vaginal laxity can often cause decreased sexual function and satisfaction in women, yet most surveyed physicians who practice obstetrics and gynecology (“OB/GYNs”) and urogynecologists recognize that it is an underreported, yet bothersome, medical condition that impacts relationship happiness as well as sexual function. Currently, few medical treatments are available to effectively treat vaginal laxity. The most widely prescribed treatments include Kegel exercises, although, to our knowledge, there is no validated evidence indicating that Kegel exercises improve vaginal laxity, and surgical procedures, which are not only invasive and expensive but sometimes lead to worse outcomes as a result of scarring.

The Viveve Treatment is a non-invasive solution for vaginal laxity using the Viveve System. The Viveve System includes three major components: an RF, or radio frequency, generator housed in a table-top console, a reusable handpiece and a single-use treatment tip, as well as several other consumable accessories. Physicians attach the single-use treatment tip to the handpiece, which is connected to the console. The generator authenticates the treatment tip and programs the system for the desired treatment without further physician intervention. The treatment is performed in a physician’s office, in less than 30 minutes, and does not require the use of anesthesia. The tissue tightening effect resulting from the application of the Viveve Treatment has been demonstrated by our pre-clinical and clinical research.

Viveve currently has 23 exclusive relationships covering distribution of the Viveve System in 65 countries around the world, and it has regulatory clearance to market and sell the product in 27 of those countries. While Viveve intends to seek the necessary U.S. regulatory approvals, it does not currently hold regulatory clearance from the U.S. Food and Drug Administration (the “FDA”) to market and distribute the Viveve System in the U.S. for the treatment of vaginal laxity.

We believe that the Viveve Treatment provides a number of benefits for physicians and patients, including:

●	a non-invasive, non-ablative alternative to surgery with no identified safety issues to date;

●	it requires only a single treatment;

●	compelling physician economics; and

●	ease of use.

Our goal is to become the leading provider of non-invasive solutions to treat vaginal laxity by:

●

Increasing the Installed Base of Viveve Systems. In our existing markets, we plan to (i) expand the number of Viveve Systems from our initial base of early adopters by leveraging our current and future clinical study results and through innovative marketing programs directed at both physicians and patients and (ii) expand our efforts and obtain regulatory approvals in additional markets, although there are no assurances that we will ever receive such approvals.

●

Driving Increased Treatment Tip Usage. We work collaboratively with our physician customer base to increase treatment tip usage by enhancing customer awareness and facilitating the marketing efforts of our physician customers to their patients. We intend to launch innovative marketing programs with physician customers to develop a profitable Viveve Treatment practice.

●

Broadening Our Physician Customer Base. While our initial focus is on marketing our procedure to the OB/GYN specialty, we intend to selectively expand our sales efforts into other physician specialties, such as plastic surgery, dermatology, urology, urogynecology, general surgery and family practice. Additionally, we intend to pursue sales from physician-directed medi-spas with track records of safe and successful aesthetic treatments.

●

Developing New Treatment Tips and System Enhancements. We intend to continue to expand our line of treatment tips to allow for even shorter procedure times to benefit both physicians and patients. We also plan to pursue potential system modifications and next generation enhancements that will further increase the ease-of-use of the Viveve System.

●

Investing in Intellectual Property and Patent Protection. We will continue to invest in expanding our intellectual property portfolio, and we intend to file for additional patents to strengthen our intellectual property rights.

Merger with PLC Systems, Inc.

On September 23, 2014, Viveve Medical, Inc. (formerly PLC Systems, Inc.) (“Viveve Medical”) completed a reverse acquisition and recapitalization pursuant to the terms and conditions of an Agreement and Plan of Merger (“Merger Agreement”) by and among PLC Systems Acquisition Corp., a wholly owned subsidiary of PLC Systems Inc. with and into Viveve, Inc., a Delaware corporation (the “Merger”). In conjunction with the Merger, we changed our name from PLC Systems Inc. to Viveve Medical, Inc. Viveve, Inc. operates as a wholly-owned subsidiary of Viveve Medical.  As a result of the reverse acquisition resulting from the Merger, Viveve, Inc. is considered the accounting acquirer in the Merger and the assets and liabilities and the historical operations that are reflected in our consolidated financial statements are those of Viveve, Inc. Therefore, the historical financial data of Viveve, Inc. is deemed to be our historical financial data.

Reverse Stock Splits

On September 23, 2014, immediately prior to the effective time of the Merger, PLC Systems, Inc. effected a 1 for 100 reverse stock split.

On July 22, 2015, we held our 2015 Annual and Special Meeting of Stockholders. At the meeting, the stockholders voted to approve a special resolution authorizing a share consolidation (reverse split) of our common stock at a ratio of up to 1 for 10, which ratio was to be determined by our board of directors, in its sole discretion, and effective as of a date no more than 12 months from the date of the meeting. On April 15, 2016, the Company effected a 1 for 8 reverse stock split of its common stock. On the effective date of the reverse stock split, (i) each 8 shares of outstanding common stock were reduced to 1 share of common stock; (ii) the number of shares of common stock into which each outstanding warrant or option to purchase common stock is exercisable were proportionately reduced on a 1 for 8 basis; and (iii) the exercise price of each outstanding warrant or option to purchase common stock was proportionately increased on a 1 for 8 basis. All of the share numbers, share prices, and exercise prices have been adjusted, on a retroactive basis, to reflect this 1 for 8 reverse stock split.

Except where otherwise indicated, all share and per share data in this prospectus and any accompanying prospectus supplement and any other offering materials reflect these reverse stock splits.

Change of Corporate Domicile

At the 2015 Annual and Special Meeting of Stockholders, the stockholders approved a special resolution authorizing a continuance of the Company from the Yukon Territory, Canada into the State of Delaware under the Delaware General Corporation Law (the “DGCL”) and the adoption of charter documents that comply with the DGCL in connection therewith (the “Continuance”), effective as of a date to be determined by the our board of directors, in its sole discretion, no more than 12 months from the date of the meeting. On May 9, 2016, the Company filed the necessary Application for Authorization to Continue into Another Jurisdiction and Statutory Declaration with the Yukon registrar. On May 10, 2016, the Company filed a Certificate of Conversion and Certificate of Incorporation with the Secretary of State of the State of Delaware to move its domicile from the Yukon Territory to Delaware.

Corporate Information

The address of our corporate headquarters is 150 Commercial Street, Sunnyvale, California 94086 and our telephone number is (408) 530-1900. Our website can be accessed at www.viveve.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common stock, par value $0.0001 per share, is currently traded on The Nasdaq Capital Market under the ticker symbol “VIVE”.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS

Please see the risk factors set forth under the section titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K and other filings we make with the SEC, which are incorporated by reference in this prospectus; subject to the amendments to such risk factors described below. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Performing clinical studies on, and collecting data from, the Viveve Treatment is inherently subjective, and we have limited data regarding the efficacy of the Viveve System. If future data is not positive or consistent with our prior experience, rates of physician adoption will likely be harmed.

We believe that in order to significantly grow our business, we will need to conduct future clinical studies of the effectiveness of the Viveve System. Clinical studies of vaginal laxity and sexual function are subject to a number of limitations. First, these studies do not involve objective standards for measuring the effectiveness of treatment. Subjective, patient reported outcomes are the most common method of evaluating effectiveness. As a result, clinical studies may conclude that a treatment is effective even in the absence of objective measures. Second, as with other non-invasive, energy-based devices, the effect of the Viveve Treatment varies from patient to patient and can be influenced by a number of factors, including the age, ethnicity and level of vaginal laxity and sexual function of the patient, among other things.

Current published studies of the Viveve System conducted in the U.S. and Japan have investigated the tissue-tightening effect of Viveve’s monopolar RF technology using single-arm studies where all patients enrolled in the trial received the same treatment without comparison to randomized, blinded or controlled trials. Clinical studies designed in a randomized, blinded and controlled fashion represent the gold-standard in clinical trial design, which most effectively assess the efficacy of a product or therapy versus a placebo group. Future clinical studies, which may be required to drive physician adoption or support regulatory clearance or approval, may require randomized, blinded and controlled trial designs. In the fourth quarter of 2014, we initiated a new randomized, blinded and sham-controlled clinical trial in Europe, Canada and Japan designed to demonstrate the efficacy of the Viveve Treatment versus a sham-controlled procedure for the treatment of vaginal laxity (the “OUS Clinical Trials”). A sham-controlled treatment or procedure refers to a procedure performed as a control and that is similar to the treatment or procedure under investigation without the key therapeutic element being investigated.

Additionally, we have not conducted any head-to-head clinical studies that compare results from treatment with the Viveve System to surgery or treatment with other therapies. Without head-to-head studies against competing alternative treatments, which we have no current plans to conduct, potential customers may not find clinical studies of our technology sufficiently compelling to purchase the Viveve System. If we decide to pursue additional studies in the future, such studies could be expensive and time consuming, and the data collected may not produce favorable or compelling results. If the results of such studies do not meet physicians’ expectations, the Viveve System may not become widely adopted, physicians may recommend alternative treatments for their patients, and our business may be harmed.

Our business is not currently profitable, and we may not be able to achieve profitability even if we are able to generate significant revenue.

As of December 31, 2015, we have incurred losses since inception of approximately $48.5 million. In 2015, we incurred a loss of $12.4 million and in 2014 a loss of $6.2 million. Our loss for the six months ended June 30, 2016 was $9.4 million. Even though our revenue may increase, we expect to incur significant additional losses while we grow and expand our business. We cannot predict if and when we will achieve profitability. Our failure to achieve and sustain profitability could negatively impact the market price of our common stock and may require us to seek additional financing for our business and/or refinance the terms of our credit facility. There are no assurances that we will be able to obtain any additional financing or refinancing or that any such financing or refinancing will be on terms that are favorable to us.

If we do not adhere to the financial covenants and payment obligations set forth in our debt obligations to Western Alliance Bank (the “Lender”), we will be in default of our Loan Agreement (defined below).

On June 20, 2016, we entered into a Loan and Security Agreement (the “Loan Agreement”) with the Lender, pursuant to which the Lender agreed to loan up to an aggregate of $10 million, to the Company, payable in two tranches of $7.5 million (the “Tranche 1 Term Loan”) and $2.5 million (the “Tranche 2 Term Loan”, each of the Tranche 1 Term Loan and Tranche 2 Term Loan, individually, a “Term Loan” and collectively, the “Term Loans”), both of which were issued on June 20, 2016. The Tranche 1 Term Loan, including all unpaid principal and accrued interest, is due to be repaid on or before January 1, 2020 (the “Tranche 1 Maturity Date”) and the Tranche 2 Term Loan, including all unpaid principal and accrued interest, is due to be paid 29 months following the first Amortization Date (as defined below) of the Tranche 2 Term Loan (the “Tranche 2 Maturity Date”). Interest shall be payable monthly beginning on the first day of the first month following the funding date through the Amortization Date (as defined below) of each Term Loan, upon which payments of principal, together with applicable interest, shall be payable. “Amortization Date” means (i) with respect to the Tranche 1 Term Loan, July 1, 2017, and (ii) with respect to the Tranche 2 Term Loan, the thirteenth Payment Date following the funding date of the Tranche 2 Term Loan. “Payment Date” means the first calendar date of each month.

The Loan Agreement contains certain payment and financial covenants. If we fail to timely repay or satisfy the financial and other covenants, the entire outstanding balance of the Loan Agreement could become immediately due and payable at the option of the Lender.  Any declaration of an event of default would significantly harm our business and prospectus and could cause the price of our common stock to decline.

The report of our independent registered public accounting firm on our 2015 consolidated financial statements contains a going concern modification, and we will need additional financing to execute our business plan, fund our operations and to continue as a going concern.

We have limited remaining funds to support our operations. We have prepared our consolidated financial statements for the fiscal years ended December 31, 2015 and on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The report of our independent registered public accounting firm included in our December 31, 2015 consolidated financial statements includes an explanatory paragraph stating that the recurring losses incurred from operations raise substantial doubt about our ability to continue as a going concern. During the fourth quarter of 2015, we received net proceeds of approximately $5.4 million in the Private Placement. In addition to the proceeds received in connection with the Loan Agreement, during the second quarter of 2016 we closed a public offering pursuant to which we raised gross proceeds of approximately $15.5 million. We expect to use those funds to pursue obtaining regulatory approval our business plan, but we will need to secure additional funds in order to fund our future operations. Failure to generate sufficient cash flows from operations, raise additional capital or reduce certain discretionary spending could have a material adverse effect on our ability to achieve our intended business objectives. While we expect to have adequate resources in order to operate our business through the next twelve months, our auditors may have doubt about our ability to continue as a going concern in future periods, and our financial statements relating to those periods may not be prepared on a going-concern basis based on any such doubts.  In addition, if one or more of the risks discussed in these risk factors occur or our expenses exceed our expectations, we may be required to raise further additional funds sooner than anticipated.  The inclusion of a going concern modification in our independent registered public accounting firm’s report for the year ended December 31, 2015, or in any future report, may materially and adversely affect our stock price or our ability to raise new capital.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period under Rule 144, or shares issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

In general, under Rule 144, a non-affiliated person who has held restricted shares of our common stock for a period of six months may sell into the market all of their shares, subject to the Company being current in our periodic reports filed with the Commission.

As of June 30, 2016, there were approximately 3,488,411 shares of common stock of the 10,642,409 shares issued and outstanding that could be sold pursuant to Rule 144, which estimate is based on a list provided to us by our transfer agent, 39,494 shares of restricted stock, 506,379 shares subject to outstanding warrants, 1,126,287 shares subject to outstanding options and an additional 134,015 shares reserved for future issuance under our Amended and Restated 2013 Stock Option and Incentive Plan, all of which will become eligible for sale in the public market to the extent permitted by any applicable vesting requirements or Rule 144 under the Securities Act.

We have the right to issue shares of preferred stock. If we were to issue preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock.

We are authorized to issue 10,000,000 shares of blank check preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock. No shares of preferred stock are presently issued and outstanding and we have no plans to issue shares of preferred stock. The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the common stock and the portion of the Company’s assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of the common stock we are offering. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the common stock offered hereby. We cannot assure you that we will not, under certain circumstances, issue shares of our preferred stock.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes of the Company.

These purposes may include:

●	sales and marketing expenses to support the commercialization of our products;

●	clinical and regulatory expenses to expand global regulatory clearances and to conduct necessary clinical trials to support those applications, where applicable;

●

research and development expenses related to potentially designing new treatment tips, enhancing the security of our products and to the development of a new cooling system to maintain compliance with potential changes in international environmental regulations; and

●	for general corporate and working capital purposes.

When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by the Company in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

The following summary of the rights of our common stock and preferred stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “DGCL bylaws”) prepared under the DGCL, copies of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information”.

Description of our Common Stock

We have authorized 75 million shares of common stock, par value $0.0001 per share, and 10 million shares of preferred stock, par value $0.0001 per share. As of September 15, 2016, we had 10,642,409 shares of common stock outstanding and held by approximately 596 stockholders of record. There are no shares of preferred stock outstanding.

Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable or convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VIVE”. On September 15, 2016, the last sale price of our common stock was $7.01 per share. The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

Description of our Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. The directors may from time to time by resolution passed before the issue of any preferred stock of any particular series, fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of share of such series then outstanding.

Holders of preferred stock will be entitled, on the distribution of our assets or in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or on any other distribution of our assets among our stockholders for the purpose of winding-up our affairs, to receive before any distribution to be made to holders of common stock or any other shares of stock ranking junior to the preferred stock with respect to repayment of capital, the amount due to the holders of preferred stock in accordance with our Certificate of Incorporation with respect to each share of preferred stock held by them, together with all accrued and unpaid cumulative dividends, (if any and if preferential) thereon, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon.

Except for voting rights that may be attached to any series of the preferred stock by the directors, holders of preferred stock will not be entitled to vote at any meeting of our stockholders. Holders of preferred stock will be given notice of and be invited to attend meetings of our voting stockholders.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

●	impairing dividend rights of our common stock;

●	diluting the voting power of our common stock;

●	impairing the liquidation rights of our common stock; and

●	delaying or preventing a change of control without further action by our stockholders.

Description of Warrants to Purchase Common Stock or Preferred Stock

We may issue warrants for the purchase of our common stock or preferred stock, which we refer to in this prospectus as “equity warrants”. As explained below, each equity warrant will entitle its holder to purchase our equity securities at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities. The equity warrants are to be issued under equity warrant agreements.

The particular terms of each issue of equity warrants and the equity warrant agreement relating to the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants;

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

●	the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to receive dividends, to receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any units that we may offer in the future under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any unit agreement under which the units will be issued; and
●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Subscription Rights

We may issue subscription rights to purchase common stock, preferred stock, or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of common stock, preferred stock, or other securities upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the shares of common stock, preferred stock, or other securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information”. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

Anti-Takeover Effect of Certain Charter and Bylaw Provisions

Following our change of domicile to Delaware, we are governed by our Certificate of Incorporation and DGCL bylaws prepared under the DGCL and approved by our stockholders at the Annual and Special Meeting of Stockholders held on July 22, 2015.

Effects of authorized but unissued common stock and blank check preferred stock. Our Certificate of Incorporation has been prepared to allow us to issue 75 million shares of common stock and 10 million shares of preferred stock. As discussed above as relates to our Certificate of Incorporation, the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Authority to call a special meeting of stockholders. Article I of our DGCL bylaws provide that special meetings of stockholders may be called at any time by the Chief Executive Officer, if one is elected, or, if there is no Chief Executive Officer, a President, or by the Board of Directors, or by any stockholder holding 25% or more of our issued and outstanding capital stock (on a fully-diluted basis). The requirement that a stockholder hold 25% or more of our issued and outstanding capital stock means that small stockholders will not have the power to call a special meeting to, for example, elect new directors.

Cumulative Voting.  Our Certificate of Incorporation does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the stock to elect some directors.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on The Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●

enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on The Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP, 12 East 49th Street, 30th Floor, New York, New York 10017.

EXPERTS

The consolidated financial statements of Viveve Medical, Inc. as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015 incorporated in this prospectus by reference to the Registration Statement (No. 333-210816) on Form S-1 of Viveve Medical, Inc. and incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so included in reliance on the reports (which contain an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at www.viveve.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

(a)

The Company’s latest prospectus included in the registration statement on Form S-1 (File No. 333-210816) (as amended, “Form S-1”) initially filed with the SEC on April 19, 2016, which contains audited financial statements for the Company’s latest fiscal year ended December 31, 2015;

(b)	The Company’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on March 24, 2016;

(c)	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016, as filed with the SEC on May 13, 2016 and August 11, 2016, respectively;

(d)

The Company’s Current Reports on Form 8-K as filed with the SEC on February 2, 2016, March 18, 2016, April 14, 2016, April 19, 2016, June 14, 2016, June 21, 2016, July 12, 2016, August 24, 2016 and September 15, 2016 (other than any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items); and

(e)

The description of the common stock contained in the Company’s registration statement on Form 8-A filed with the SEC on June 13, 2016, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Mr. Scott Durbin, our Chief Financial Officer, at Viveve Medical, Inc., 150 Commercial Street, Sunnyvale, California 94086; Tel: (408)-530-1900; e-mail: sdurbin@viveve.com.

Disclosure of Commission Position on Indemnification

for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses and costs expected to be incurred by the Company in connection with the distribution of its securities being registered in this registration statement. All amounts other than the SEC registration fee are estimates.

SEC registration fee		$5035.00	(1)
Transfer agent’s fees and expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*

Total	$	*

(1) Previously paid.

*Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Item 15. Indemnification of Officers and Directors.

Indemnification Provisions included in our Delaware Certificate of Incorporation and Bylaws

Following our change of domicile to Delaware, we are governed by the Certificate of Incorporation and DGCL bylaws prepared under the DGCL and approved by our stockholders at the Annual and Special Meeting of Stockholders held on July 22, 2015.

Article X of the Certificate of Incorporation provides that a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article X also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of Article X by our stockholders will not adversely affect any right or protection of a director existing at the time of such repeal or modification.

The DGCL bylaws provide that each of our directors and officers shall be indemnified and held harmless by us to the fullest extent authorized by the DGCL, as the DGCL exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than such law permitted prior to such amendment) against any and all Expenses (as defined in the DGCL bylaws), judgments, penalties, damages, liabilities, losses, excise taxes, fines and amounts reasonably paid in settlement that are incurred by the director or officer or on the director’s or officer’s behalf in connection with any threatened, pending or completed Proceeding (as defined in the DGCL bylaws) or any claim, issue or matter therein, which the director or officer is, or is threatened to be made, a party to or participant in by reason of his or her service as our director or officer or as a director or officer of any of our subsidiaries, so long as the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

However, for any action or suit by or in the right of the Company, the indemnification will be limited to Expenses actually and reasonably incurred by the director or officer. Furthermore, no indemnification under such circumstances will be made in respect of any claim, issue or matter as to which the director or officer shall have been adjudged to be liable to the Company, unless and to the extent of a determination of entitlement to indemnification by the Court of Chancery of the State of Delaware. The rights of this indemnification will continue as to a director or officer after he or she has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Company will indemnify any director or officer seeking indemnification in connection with a Proceeding initiated by such director or officer only if such Proceeding was authorized by our board of directors, unless the Proceeding is brought to enforce an officer or director’s rights to indemnification or, in the case of directors, advancement of Expenses under the DGCL bylaws.

The DGCL bylaws also provide that employees other than officers and directors may, in the discretion of our board of directors, be indemnified by us to the fullest extent authorized by the DGCL, as the same exists or may be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such employee or on such employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such employee is, or is threatened to be made, a party to or participant in by reason of such employee’s service, so long as such employee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided will exist as to an employee after he or she has ceased to be an employee and will inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, we may indemnify any employee seeking indemnification in connection with a Proceeding initiated by the employee only if the Proceeding was authorized by our board of directors.

Article V of the DGCL bylaws requires us to advance all Expenses incurred by or on behalf of any director or officer in connection with any Proceeding within 10 days after we receive a written statement from the director or officer requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement must be preceded or accompanied by an undertaking by or on behalf of the officer or director to repay any Expenses so advanced if it shall ultimately be determined that the officer or director is not entitled to be indemnified against such Expenses. If a claim for advancement of Expenses is not paid in full within 10 days after receipt by us with the required undertaking, the director or officer may at any time thereafter bring suit against us to recover the unpaid amount of the claim and if successful in whole or in part, the director or officer will also be entitled to be paid the expenses of prosecuting such claim.

We may also, at the discretion of our board of directors, advance any or all Expenses incurred by or on behalf of any employee in connection with any Proceeding in which the employee is involved upon our receipt of a statement or statements from the employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. The statement must reasonably evidence the Expenses incurred by the employee and must be preceded or accompanied by an undertaking by or on behalf of the employee to repay any Expenses so advanced if it is ultimately be determined that the employee is not entitled to be indemnified against the Expenses.

If we do not pay a claim for indemnification by a director or officer in full within 60 days after we receive a written claim for indemnification, the director or officer may at any time thereafter bring suit against us to recover the unpaid amount of the claim, and if successful in whole or in part, the director or officer will also be entitled to be paid the expenses of prosecuting such claim.

The rights to indemnification and advancement of Expenses set forth in the DGCL bylaws shall not be exclusive of any other right which any director or officer may have or acquire under any statute, provision of the Certificate of Incorporation or the DGCL bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We are required to maintain insurance, at our expense, to protect the Company and any director or officer against any liability asserted against or incurred by the Company or any director or officer, or arising out of any such person’s service to us, whether or not we would have the power to indemnify such person against such liability under the DGCL or the provisions of Article V of the DGCL bylaws.

The provisions of Article V of the DGCL bylaws are deemed to be a contract between us and each director and officer entitled to the benefits thereof at any time while Article V is in effect, and any repeal or modification of Article V will not affect any rights or obligations then existing with respect to any state of facts then existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

Indemnification Provisions included in the DGCL

Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Item 16.     Exhibits.

a) Exhibits.

Exhibit No.	Description of Document
1.1	Underwriting Agreement*
3.1	Articles of Continuance (1)
3.1.1	Articles of Amendment to the Articles of Continuance (2)
3.2	Certificate of Conversion for Delaware (3)
3.2.1	Certificate of Incorporation (3)
3.3	Bylaws (3)
5.1	Opinion of Mitchell Silberberg & Knupp LLP**
23.1	Consent of Burr Pilger Mayer, Inc.**
23.3	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)**
24.1	Power of Attorney**

* To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the securities offered hereunder.

**Filed herewith.

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 25, 2005.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2014.
(3)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 13, 2016.

Item 17.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act, to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)

That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on September 16, 2016.

VIVEVE MEDICAL, INC.

By:	/s/ Patricia Scheller
Patricia Scheller, Chief Executive Officer

By:	/s/ Scott Durbin
Scott Durbin, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Name of Director	Date

/s/ Patricia Scheller	Patricia Scheller	September 16, 2016

*	Brigitte Smith	September 16, 2016

*	Daniel Janney	September 16, 2016

*	Jon Plexico	September 16, 2016

*	Arlene Morris	September 16, 2016

*	Lori Bush	September 16, 2016

*	Debora Jorn	September 16, 2016

*By: /s/ Patricia Scheller
Patricia Scheller Attorney-in-Fact